                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21



                                 SUBSIDIARIES OF TEKTRONIX, INC.
                                      an Oregon Corporation

                                                                        JURISDICTION
           NAME OF SUBSIDIARY                                             ORGANIZED
           ------------------                                           ------------

    Tektronix Network Systems Pty. Ltd.                                  Australia
    Tektronix GesmbH                                                     Austria
    Tektronix N.V. Belgium                                               Belgium
    Tektronix Industria e Comercio Ltda. Brazil                          Brazil
    Inet Technologies Brazil Ltda.                                       Brazil
    Tektronix Canada Inc.                                                Canada
    Tektronix Electronics (China) Co., Ltd.                              China
    Tektronix (China) Co., Ltd.                                          China
    Tektronix Oy                                                         Finland
    Inet Technologies France Sarl                                        France
    Tektronix S.A.                                                       France
    Tektronix Berlin GmbH & Co. KG                                       Germany
    Tektronix Berlin Verwaltungs GmbH                                    Germany
    Tektronix GmbH                                                       Germany
    Tektronix Network Systems GmbH                                       Germany
    Tektronix Hong Kong Limited                                          Hong Kong
    Tektronix Engineering Development (India) Private Limited            India
    Tektronix (India) Private Limited                                    India
    Tektronix Padova S.p.A.                                              Italy
    Tektronix S.p.A.                                                     Italy
    Inet Technologies Japan KK                                           Japan
    Tektronix Japan Ltd.                                                 Japan
    Inet Global Korea Limited Company                                    Korea
    Tektronix Korea, Ltd.                                                Korea
    Tektronix, S.A. de C.V.                                              Mexico
    Inet Technologies Netherlands BV                                     The Netherlands
    Tektronix Distribution Europe BV                                     The Netherlands
    Tektronix Holland B.V.                                               The Netherlands
    Inet Worldwide Telecommunications Ptd. Ltd.                          Singapore
    Tektronix Southeast Asia Pte. Ltd.                                   Singapore
    Tektronix Espanola, S.A.                                             Spain
    Tektronix AB                                                         Sweden
    Tektronix International GmbH (name changed from Tek Int'l A.G.)      Switzerland
    Tektronix International Sales GmbH                                   Switzerland
    Tektronix Taiwan, Ltd.                                               Taiwan
    Tayvin 160 Limited                                                   United Kingdom
    Tektronix Cambridge Limited                                          United Kingdom
    Tektronix Europe Limited                                             United Kingdom
    Tektronix Network Systems Ltd.                                       United Kingdom
    Tektronix U.K. Limited                                               United Kingdom
    Tektronix U.K. Holdings Limited                                      United Kingdom
    Tektronix U K Development Centre Limited                             United Kingdom
    Maxtek Components Corporation                                        Delaware
    Inet Technologies International, Inc.                                Delaware
    Tektronix Texas, LLC                                                 Delaware
    Tektronix Analysis Software, Inc.                                    Oregon
    Tektronix Asia, Ltd.                                                 Oregon
    Tektronix Development Company                                        Oregon
    Tektronix Export, Inc.                                               Oregon
    Tektronix Federal Systems, Inc.                                      Oregon
    Tektronix International, Inc.                                        Oregon
